                                                                     EXHIBIT 4.8

                               FORM OF GLOBAL IDS

            THIS CERTIFICATE IS A GLOBAL INCOME DEPOSIT SECURITY ("IDS") AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS CERTIFICATE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

            EACH IDS INITIALLY CONSISTS OF ONE SHARE OF CLASS A COMMON STOCK, $0.01 PAR VALUE, OF COINMACH SERVICE CORP. (THE "CLASS A COMMON STOCK") (SUBJECT TO ADJUSTMENT IN CASE OF A STOCK SPLIT, RECOMBINATION OR RECLASSIFICATION OF THE CLASS A COMMON STOCK AS REFLECTED IN SCHEDULE B HERETO) AND $[ ] PRINCIPAL
AMOUNT OF THE   % SENIOR SECURED NOTES DUE 2024 OF COINMACH SERVICE CORP. (THE
"NOTES"). THE CLASS A COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

                             COINMACH SERVICE CORP.

                                    [ ] IDSs

No.1                                                                  CUSIP NO.:
                                                                      ISIN:


            Coinmach Service Corp., a Delaware corporation (the "Company"), hereby certifies that Cede & Co., or its registered assigns, is the registered owner of the number of Income Deposit Securities ("IDSs") listed on Schedule A hereto.

            Each IDS consists of one share of Class A common stock, par value $0.01 per share, of the Company (the "Class A Common Stock") (subject to adjustment in case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $[ ] principal amount of % senior secured notes due 2024 of the Company (the "Notes"). The global Note and global Class A Common Stock certificate constituting part of this IDS Certificate are each attached hereto. The terms of (i) the Notes are
governed by an Indenture (the "Indenture") dated as of        , 2004, among the
Company, the Subsidiary Guarantors party thereto from time to time and The Bank of New York as trustee (the "Trustee") and collateral agent (the "Collateral Agent") and are subject to the terms and provisions contained therein, and (ii) the Class A Common Stock is governed by the certificate of incorporation of the Company (the "Certificate of Incorporation"), and is subject to the terms and provisions contained therein, to all of which terms and provisions the owner of a beneficial interest (each a "holder") in this IDS Certificate consents by acceptance hereof. The Company will furnish to any holder of this IDS Certificate upon written request and without charge a copy of the Indenture and the Certificate of Incorporation.

            Upon the occurrence of a stock split, stock divided or reclassification of the Class A Common Stock, the IDS will automatically reflect such event and the Company will notify the IDS transfer agent and DTC in writing of such event and instruct them to reflect the resulting changes on Schedule B hereto. Upon the occurrence of any such event, the Company shall provide a notice, which notice may be in the form of a press release or other public announcement, or file with the Securities and Exchange Commission (the "SEC") a Current Report on Form 8-K or any other applicable form, in either case, disclosing the changes in the ratio of Class A Common Stock to principal amount of Notes as a result of such event.

            This IDS Certificate is not valid unless countersigned and registered by the IDS transfer agent and registrar.

AUTOMATIC SEPARATION:

            Each IDS will automatically and permanently separate into one share of Class A Common Stock (subject to adjustment in case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in
Schedule B hereto) and $[  ] principal amount of Notes on [        ], 2019 1.


1  15th anniversary of the original issue date of the IDSs.

            In addition, each IDS will automatically and permanently separate into one share of Class A Common Stock (subject to adjustment in case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $[ ] principal amount of Notes on (i) the date of any redemption or repurchase by the Company of all of the Notes in accordance with the Indenture (in the case of a redemption or repurchase of less than all of the Notes, including without limitation a redemption of a portion of the Notes pursuant to the Sinking Fund (as defined in the Indenture), solely those IDSs associated with the Notes redeemed or repurchased shall separate); and (ii) the date on which all remaining principal on the Notes becomes due and payable.

            In addition, each IDS will automatically be separated (subject to recombination as described below under "Recombination") into one share of Class A Common Stock (subject to adjustment in case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $[ ] principal amount of Notes on (i) the occurrence of a Separation Event of Default (as defined in the Indenture); (ii) the last business day of any calendar month prior to the Merger Event (as defined in the Indenture), if on such day neither (A) the Disproportionality Test (as defined in the Indenture) nor (B) the Total Remaining Payments Tests (as defined in the Indenture) are met; and (iii) the date of notice to the Company that the designated securities depositary for the IDSs either (A) is unwilling or unable to continue as securities depository with respect to the IDSs or (B) will cease to be a registered clearing agency under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in either case the Company is unable to find a successor depository.

            As promply as practicable following the Company becoming aware of the occurrence of any such event, the Company shall provide a notice, which notice may be in the form of a press release or other public announcement, or file with the SEC a Current Report on Form 8-K or any other applicable form, in either case, disclosing the automatic separation as a result of such event.

            Furthermore, upon the issuance by the Company of additional Notes pursuant to the Indenture in a Primary Registered Offering (as defined in the Indenture) (i) with OID (as defined in the Indenture) or (ii) subsequent to an "OID Exchange" (as defined below) (in each such case, "New Notes"), (A) the IDSs represented by this IDS Certificate will be automatically separated into the Class A Common Stock and the Notes represented hereby, (B) this IDS Certificate shall be canceled, and (C) a new IDS Certificate(s) will be issued to the record holder of this IDS Certificate (an "OID Exchange") representing the same number of IDSs ("New IDSs"). Each New IDS will consist of one share of Class A Common Stock (subject to adjustment in the case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $[ ] principal amount of a combination of the Notes, Non-OID Additional Notes (as defined in the Indenture), if any, and New Notes ("OID Exchange Units") in proportion to the aggregate principal balances thereof.

VOLUNTARY SEPARATION:

            The holder of this IDS Certificate is entitled, at any time from the earliest to occur of (i) [ ](1), 2005, (ii) the acceptance by such holder of a Change of Control Offer (as defined in the Indenture), and (iii) the acceptance by such holder of a Net Proceeds Offer (as defined in the Indenture), to separate the IDSs represented by this IDS Certificate or any portion thereof for one share of Class A Common Stock (subject to adjustment in case of stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $[ ] principal amount of Notes for each IDS (provided, however, that with respect to clause (ii) and (iii) above, such events will cause solely those IDSs associated with the Notes that the holder shall have elected to be repurchased in such Change of Control Offer or Net Proceeds Offer to separate), and the Company will take such action as is necessary to facilitate such voluntary separation. A holder of this IDS Certificate may not accept a Change of Control Offer or a Net Proceeds Offer or obtain a Class A Common Stock certificate without the separation of the applicable IDSs.

COMBINATION AND RECOMBINATION:

            Any holder of Class A Common Stock and Notes or Non-OID Additional Notes or, following any OID Exchange, OID Exchange Units, is entitled, at any time and from time to time prior to [ ], 2019, to combine such holder's Class A Common Stock and Notes or Non-OID Additional Notes or, following any OID Exchange, OID Exchange Units, to form IDSs; provided, however, that (i) in the event the IDSs were automatically separated as a result of the occurrence of a Separation Event of Default, IDSs may thereafter only be created or recombined after the related Default or Event of Default (each as defined in the Indenture) has been cured or waived in accordance with the provisions of the Indenture;
(ii) in the event the IDSs were automatically separated on a date prior to the occurrence of the Merger Event on which neither the Disproportionality Test nor the Total Remaining Payments Tests were met, IDSs may thereafter only be created or recombined on or after the first to occur of the Merger Event and a date on which either of such tests is once again met; (iii) in the event the IDSs were automatically separated because either the designated securities depositary for the IDSs (A) was unwilling or unable to continue as securities depositary with respect to the IDSs or (B) ceased to be a registered clearing agency under the Exchange Act, IDSs may thereafter only be created or recombined at such time as the Company has established a successor depositary willing and able to provide such services to the Company; and (iv) any holder whose ownership of shares of Class A Common Stock is represented by a stock certificate issued to such holder, prior to recombining such shares of Class A Common Stock with Notes or Non-OID Additional Notes or, following any OID Exchange, OID Exchange Units, in order to form IDSs, must surrender such stock certificate to the IDS transfer agent in order that such shares of Class A Common Stock be included in the global stock certificate(s) representing the shares of Class A Common Stock underlying IDSs. As promply as practicable following the Company becoming aware of the occurrence of

------------------------

(1)   45 days from the original issue date of the IDSs.

any event that permits the recombination of IDSs, the Company shall provide a notice, which notice may be in the form of a press release or other public announcement, file with the SEC a Current Report on Form 8-K or any other applicable form, in either case, disclosing that IDSs may be recombined as a result of such event.

                            [Signature page follows]

Dated:               , 2004


                                                COINMACH SERVICE CORP.

                                                By: ___________________________
                                                     Name:
                                                     Title:

Countersigned and registered:

THE BANK OF NEW YORK
  as IDS Transfer Agent and Registrar

By:___________________________
   Name:
   Title:

                                   Schedule A

                                 NUMBER OF IDSs

            The number of IDSs represented by this global IDS Certificate is ______. The following increases or decreases have been made:

          Number of IDSs prior                                         Number of IDSs
                   to               Increase        Decrease               after
Date        increase/decrease        amount          amount          increase/decrease           Signature
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
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

                                   Schedule B

           NUMBER OF SHARES OF CLASS A COMMON STOCK UNDERLYING ONE IDS

            The number of shares of Class A Common Stock underlying each IDS represented by this Certificate is initially one (1). The following adjustments have been made since the original issue date of the IDSs:

                                                                                Number of shares of Class A
 Number of shares of Class A                                                      Common Stock underlying
   Common Stock underlying                                                        each IDS following the
each IDS prior to adjustment             Event triggering adjustment                     adjustment
----------------------------             ---------------------------            ----------------------------
1
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